As filed with the Securities and Exchange Commission on June 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-4783236
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Estrella Way

Burbank, California 91504

(310) 447-3870

(Address of Principal Executive Offices)

Amended and Restated 2004 Equity Incentive Plan
(Full Title of the Plan)

Jeff DeMartino

Chief Legal Officer and Secretary

Entravision Communications Corporation

1 Estrella Way

Burbank, California 91504

(310) 447-3870

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

W. Stuart Ogg Cisco Palao-Ricketts
Goodwin Procter LLP
601 Marshall Street
Redwood City, CA 94063
(650) 752-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

EXPLANATORY NOTE

Entravision Communications Corporation, a Delaware corporation (the “Registrant”), is filing this Registration Statement to register an additional 6,000,000 shares of its Class A common stock, par value $0.0001 per share (“Class A common stock”), for issuance under the Registrant’s Amended and Restated 2004 Equity Incentive Plan (the “2004 Plan”). On April 16, 2026, the Registrant’s Board of Directors further amended and restated the 2004 Plan, subject to stockholder approval, in order to increase the aggregate number of shares of the Registrant’s Class A common stock available for issuance thereunder by 6,000,000 shares, and such amendment and restatement was approved by the Registrant’s stockholders on May 28, 2026.

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective pursuant to the further amendment and restatement of the 2004 Plan described above. The Registrant previously registered shares of its Class A common stock for issuance under the 2004 Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on May 26, 2005 (File No. 333-125279), August 2, 2021 (File No. 333-258366) and June 27, 2024 (File No. 333-280534). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above with respect to the shares of Class A common stock registered under the 2004 Plan, except to the extent supplemented or amended or superseded by the information set forth or incorporated herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of Entravision Communications Corporation (incorporated by reference to Exhibit 4.1 to the Form S-8 filed by the Registrant on June 27, 2024)

4.2	Eighth Amended and Restated Bylaws of Entravision Communications Corporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant on April 19, 2024)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Deloitte & Touche LLP

23.3	Consent of Goodwin Procter LLP (including as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page of the Registration Statement)

99.1	Entravision Communications Corporation 2024 Amended and Restated 2004 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant on May 29, 2026)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Monica, California, on June 12, 2026.

Entravision Communications Corporation

By:	/s/ Michael Christenson
Name:	Michael Christenson
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Christenson, Mark Boelke, William McNally, and each of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Michael Christenson	Chief Executive Officer (principal executive officer) and Director	June 12, 2026
Michael J. Christenson

/s/ Mark Boelke	Chief Financial Officer, Chief Operating Officer and Treasurer (principal financial officer)	June 12, 2026
Mark Boelke

/s/ William McNally	Chief Accounting Officer and Corporate Controller (principal accounting officer)	June 12, 2026
William McNally

/s/ Brad Bender	Director	June 12, 2026
Brad Bender

/s/ Martha Elena Diaz	Director	June 12, 2026
Martha Elena Diaz

/s/ Thomas Strickler	Director	June 12, 2026
Thomas Strickler

/s/ Gilbert R. Vasquez	Director	June 12, 2026
Gilbert R. Vasquez

/s/ Fehmi Zeko	Director	June 12, 2026
Fehmi Zeko

/s/ Paul A. Zevnik	Director and Chair	June 12, 2026
Paul A. Zevnik